Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-4300, 333-31002, 333-103219, 333-140715, 333-199906, 333-249611, 333-45221, 333-277037, and 333-282804 on Form S-8 of our reports dated August 28, 2026, relating to the financial statements of Strattec Security Corporation, and the effectiveness of Strattec Security Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended June 28, 2026.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
August 28, 2026